UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: March 14, 2007
(Date of earliest event reported)
Commission file number 0-4065-1

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	13-1955943 (I.R.S. Employer Identification No.)

37 West Broad Street Columbus, Ohio (Address of principal executive offices)	43215 (Zip Code)
614-224-7141
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Sister Schubert’s Homemade Rolls, Inc. (“SS”), an indirect wholly owned subsidiary of Lancaster Colony Corporation (the “Company”), has entered into a Design/Build Agreement (the “Agreement”) with Shambaugh and Son, LP (“Shambaugh”), an affiliate of EMCOR Group, Inc. Under the terms of the Agreement, SS has contracted for Shambaugh to design, organize, coordinate, direct and construct a new production facility (the “Project”) located in Hart County, Kentucky to be utilized for the manufacture of frozen rolls. Subject to certain conditions, the Agreement provides that the total cost to be charged SS for Shambaugh’s work on the Project is to be within a guaranteed maximum price of approximately $23 million. The Agreement contains other terms and conditions addressing issues common to such arrangements and contemplates completion of the project not later than September 2007. The Agreement was signed by Shambaugh on March 14, 2007 and was made effective as of March 6, 2007.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits:
10.1	Design/Build Agreement Between Sister Schubert’s Homemade Rolls, Inc. and Shambaugh & Son, LP (The registrant undertakes to furnish supplementally a copy of any omitted schedule or other attachment to the Securities and Exchange Commission upon request.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation

(Registrant)

Date: March 16, 2007	By:	/s/John L. Boylan
John L. Boylan
Treasurer, Vice President,
Assistant Secretary and
Chief Financial Officer
(Principal Financial
and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description	Located at

10.1	Design/Build Agreement Between Sister Schubert’s Homemade Rolls, Inc. and Shambaugh & Son, LP (The registrant undertakes to furnish supplementally a copy of any omitted schedule or other attachment to the Securities and Exchange Commission upon request.)	Filed herewith